Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Stellantis N.V.:
1.    Registration Statement (Form S-8 No. 333-255788) pertaining to the Stellantis N.V. Equity Incentive Plan 2021 - 2025 of Stellantis N.V.; and
2.    Registration Statement (Form S-8 No. 333-282619) pertaining to the “Shares To Win” 2024 Stellantis Employee Shareholding Plan of Stellantis N.V.
of our report dated February 22, 2024, with respect to the consolidated financial statements of Stellantis N.V. included in the Annual Report on Form 20-F of Stellantis N.V. for the year ended December 31, 2024.

/s/ EY S.p.A.
Turin, Italy
February 27, 2025